As filed with the Securities and Exchange Commission on October 27, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT UNDER THE
Securities Act of 1933
______________________
POLARIS INDUSTRIES INC.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	41-1790959 (I.R.S. Employer Identification No.)
2100 Highway 55 Medina, Minnesota (Address of Principal Executive Offices)	55340 (Zip Code)
Polaris Industries Inc. 2007 Omnibus Incentive Plan
(As Amended and Restated April 30, 2015)
(Full Title of the Plan)

Stacy L. Bogart Senior Vice President - General Counsel and Secretary Polaris Industries Inc. 2100 Highway 55 Medina, Minnesota 55340 (Name and Address of Agent for Service)
Telephone number, including area code, of agent for service: (763) 542-0500
______________________
Copies to:
Amy C. Seidel
Faegre Baker Daniels LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):
Large Accelerated Filer ☑ Accelerated Filer Non-accelerated Filer Smaller Reporting Company
CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.01 par value(3)	7,500,000 shares	$110.625	$829,687,500	$83,549.53
(1) This Registration Statement includes, in addition to the number of shares stated above, an indeterminate number of additional shares that may be issued pursuant to the provisions of the plan described herein as the result of any future stock split, stock dividend, or similar adjustment of Polaris Industries Inc.’s outstanding common stock, par value $.01 per share (the “Common Stock”) in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Act”).

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the high and low sale prices per share of the Registrant’s Common Stock as quoted on the New York Stock Exchange on October 26, 2015.

(3)	Includes an equal number of preferred share purchase rights associated with our Common Stock under a Rights Agreement dated as of April 29, 2010.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Securities Act, this Registration Statement is filed to register 7,500,000 additional shares of the Common Stock of Polaris Industries Inc., a Minnesota corporation (the “Registrant”), reserved for issuance for all awards granted under the Polaris Industries Inc. 2007 Omnibus Incentive Plan (as amended and restated, the “Omnibus Plan”).

An aggregate of 14,335,472 shares of the Registrant’s Common Stock under the Omnibus Plan was previously registered pursuant to a Registration Statement on Form S-8 (No. 333-147799) filed with the Securities and Exchange Commission on December 3, 2007, Registration Statement on Form S-8 (No. 333-161919) filed with the Securities and Exchange Commission on September 15, 2009 and Registration Statement on Form S-8 (No. 333-174159) on May 12, 2011, after giving effect to a two-for-one stock split effective September 12, 2011. Such Registration Statements are currently effective and the contents thereof are incorporated herein by reference except to the extent that such content is superseded by the items appearing below.

PART II

Item 5.    Interests of Named Experts and Counsel.

Faegre Baker Daniels LLP has given an opinion on the validity of the shares being registered by this Registration Statement. Faegre Baker Daniels LLP does not have an interest in the Registrant of the type specified in Item 509 of Regulation S-K.

Item 8.    Exhibits.

3.1
Restated Articles of Incorporation of the Registrant, effective October 24, 2011, incorporated by reference to Exhibit 3.a to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

3.2	Bylaws of the Registrant, as amended and restated on April 29, 2010, incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.
4.1
Amended and Restated Rights Agreement, dated as of April 29, 2010, between the Registrant and Wells Fargo Bank, National Association, as Rights Agent, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A, filed on April 30, 2010.

5	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant.
23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5).
23.2	Consent of Independent Registered Public Accounting Firm.
24	Power of Attorney.
99
Polaris Industries Inc. 2007 Omnibus Incentive Plan, as amended and restated effective April 30, 2015, incorporated by reference to Annex A to the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders filed March 13, 2015.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Medina, state of Minnesota, on October 22, 2015.

POLARIS INDUSTRIES INC.
By:	/s/ Scott W. Wine
Scott W. Wine
Chairman and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Scott W. Wine	Chairman, Chief Executive Officer and	October 22, 2015
Scott W. Wine	Director (Principal Executive Officer)

/s/ Michael T. Speetzen	Executive Vice President - Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	October 22, 2015
Michael T. Speetzen

*	Director	October 22, 2015
Annette K. Clayton

*	Director	October 22, 2015
Kevin M. Farr

*	Director	October 22, 2015
Gary E. Hendrickson

*	Director	October 22, 2015
Gwenne A. Henricks

*	Director	October 22, 2015
Bernd F. Kessler

*	Director	October 22, 2015
R.M. Schreck

*	Director	October 22, 2015
John P. Wiehoff

/s/ Scott W. Wine
Scott W. Wine Attorney-in-Fact

Scott W. Wine, pursuant to Powers of Attorney executed by each of the officers and directors listed above whose name is marked by an “*” and filed as an exhibit hereto, by signing his name hereto does hereby sign and execute this Registration Statement of Polaris Industries Inc., or any amendment thereto, on behalf of each of such officers and directors in the capacities in which the names of each appear above.

INDEX TO EXHIBITS

No.	Description	Manner of Filing

3.1	Restated Articles of Incorporation of the Registrant, effective October 24, 2011	Incorporated by reference
3.2	Bylaws of the Registrant, as amended and restated on April 29, 2010	Incorporated by reference
4.1	Amended and Restated Rights Agreement, dated as of April 29, 2010, between the Registrant and Wells Fargo Bank, National Association, as Rights Agent	Incorporated by reference
5	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant	Filed electronically
23.1	Consent of Faegre Baker Daniels LLP	Included in Exhibit 5
23.2	Consent of Independent Registered Public Accounting Firm	Filed Electronically
24	Power of Attorney	Filed Electronically
99	Polaris Industries Inc. 2007 Omnibus Incentive Plan, as amended and restated effective April 30, 2015	Incorporated by reference